Exhibit-32.1

CERTIFICATION OF CEO PER SECTION 906

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Current Report of Crystal International Travel Group, Inc. (the “Company”) on Form 8-K/A as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Fabrizzio Busso-Campana, Chief Executive Office of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) of 15(d) of the Securities and Exchange Action of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Fabrizzio Busso-Campana
Chief Executive Officer
July 2, 2007